UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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ARBOR REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     Arbor Realty Trust, Inc.

Notice of Annual Meeting of Stockholders

To Be Held on July 29, 2004

To the Stockholders of Arbor Realty Trust, Inc.:

      The annual meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), will be held at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York, on Thursday, July 29, 2004, beginning at 1:00 p.m., local time. The matters to be considered by stockholders at the annual meeting, which are described in detail in the accompanying materials, are:

(1) a proposal to elect two Class I directors, each to serve until the 2007 annual meeting of stockholders and until his successor is duly elected and qualifies;

(2) a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004;

(3) a proposal to approve an amendment and restatement of the Company’s 2003 Omnibus Stock Incentive Plan to authorize for issuance an additional 250,000 shares of our common stock; and

(4) any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

      Stockholders of record at the close of business on June 18, 2004 will be entitled to notice of and to vote at the annual meeting. It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. A proxy statement, proxy card, self-addressed envelope, Annual Report to Stockholders for the fiscal year ended December 31, 2003 and press release announcing our financial results for the quarterly period ended March 31, 2004 are enclosed. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

WALTER K. HORN
General Counsel and Corporate Secretary

June 24, 2004

Uniondale, New York

Arbor Realty Trust, Inc.

333 Earle Ovington Boulevard
Uniondale, New York 11553
(516) 832-8002

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 29, 2004

i

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

      This proxy statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors of Arbor Realty Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on Thursday, July 29, 2004, at 1:00 p.m., local time, and any adjournments or postponements thereof. “We,” “our,” “us,” “the Company” and “Arbor” each refers to Arbor Realty Trust, Inc. We were incorporated in the State of Maryland in June 2003 and completed a private placement of 1,610,000 of our units, each consisting of five shares of our common stock and one warrant to purchase an additional share of our common stock, on July 1, 2003. We conduct substantially all of our operations through our operating partnership, Arbor Realty Limited Partnership. References to our operating partnership refer to Arbor Realty Limited Partnership, and references to operating partnership units refer to partnership interests in Arbor Realty Limited Partnership. On April 13, 2004, we completed an underwritten initial public offering of our common stock.

      The mailing address of our executive office is 333 Earle Ovington Boulevard, Uniondale, New York 11553. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share, and special voting preferred stock, par value $0.01 per share, on or about June 29, 2004. Our common stock and special voting preferred voting stock are the only securities entitled to vote at the annual meeting, and we refer to those securities, collectively, in this proxy statement as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2003 and the press release announcing our financial results for the quarterly period ended March 31, 2004.

      A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

Matters to be Considered at the Annual Meeting

      At the annual meeting, our stockholders will act upon:

(1) a proposal to elect two Class I directors, each to serve until the 2007 annual meeting of stockholders and until his successor is duly elected and qualifies;

(2) a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004;

(3) a proposal to approve an amendment and restatement of the Company’s 2003 Omnibus Stock Incentive Plan to authorize for issuance an additional 250,000 shares of our common stock; and

(4) any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Solicitation of Proxies

      The enclosed proxy is solicited by and on behalf of our board of directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on June 18, 2004 and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged The Altman Group to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $5,000, plus reasonable out-of-pocket expenses.

Stockholders Entitled To Vote

      As of the close of business on June 18, 2004, there were 15,471,433 shares of our common stock and 3,146,724 shares of our special voting preferred stock outstanding and entitled to vote. Each share of our common stock and special voting preferred stock entitles the holder to one vote. Stockholders of record at the close of business on June 18, 2004 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

Required Quorum/ Vote

      A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present, in person or by proxy. If you have returned a valid proxy or, if you hold your shares in your own name as holder of record and you attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting or the stockholders entitled to vote at the annual meeting, present in person or by proxy, to a date not more than 120 days after the record date without notice other than announcement at the meeting.

      Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” occur when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, banks, brokers and other nominees who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Banks, brokers and other nominees that do not receive instructions are entitled to vote on the election of directors and the ratification of the independent auditors.

      Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast in the election of directors at the annual meeting by holders of our voting securities. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the board of directors’ nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to both of the director nominees, or either of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors. A vote “withheld” from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the annual meeting is required for the election of each director.

      Ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal year 2004, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. If this selection is not ratified by holders of our voting securities, the audit committee and board may reconsider its appointment and endorsement, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Arbor and its stockholders.

      Approval of the amendment and restatement of our 2003 Omnibus Stock Incentive Plan (the “Stock Incentive Plan”), as specified in Proposal No. 3, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities; provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the Stock Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

      If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our voting securities represented by the proxy will be voted as follows:

(1) FOR the election of the nominees to our board of directors;

(2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004;

(3) FOR the approval of an amendment and restatement of the Company’s 2003 Omnibus Stock Incentive Plan to authorize for issuance an additional 250,000 shares of our common stock; and

(4) in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

      As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.

Voting

      If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities in person at the annual meeting.

      If your shares of our voting securities are held on your behalf by a broker, bank or other nominee, you will receive instructions from it that you must follow to have your shares voted at the annual meeting.

Right to Revoke Proxy

      If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the annual meeting, to our General Counsel and Corporate Secretary, at 333 Earle Ovington Boulevard, Uniondale, New York 11553;

•	sign and mail a new, later dated proxy card to our General Counsel and Corporate Secretary at the address specified above; or

•	attend the annual meeting and vote your shares in person.

      If shares of our voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

      A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2003 will be mailed to stockholders entitled to vote at the annual meeting with these proxy materials and is also available without charge to stockholders upon written request to: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Uniondale, New York, Attn: Investor Relations.

Voting Results

      American Stock Transfer & Trust Company, our independent tabulating agent, will have a representative present at the annual meeting and count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2004, which we plan to file with the U.S. Securities and Exchange Commission (the “SEC”) in November 2004.

Confidentiality of Voting

      We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, to examine these documents.

Recommendations of the Board of Directors.

      The board of directors recommends a vote:

(1) FOR the election of the nominees to our board of directors;

(2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004; and

(3) FOR the approval of an amendment and restatement of the Company’s 2003 Omnibus Stock Incentive Plan to authorize for issuance an additional 250,000 shares of our common stock.

BOARD OF DIRECTORS

General

      Our board of directors presently consists of seven members. Pursuant to our charter, the board of directors is divided into three classes of directors, each serving for three years after election and until his successor is duly elected and qualifies, with one class up for election at each annual meeting. At this year’s annual meeting, the term of our two Class I directors will expire. Our other directors will remain in office for the remainder of their respective terms, as indicated below.

      At the annual meeting, stockholders will vote on the election of Messrs. Jonathan A. Bernstein and Joseph Martello as Class I directors for a three-year term ending at the 2007 annual meeting of stockholders and until their successors are duly elected and qualify.

      The following table sets forth information concerning our directors, including those who are nominees for reelection, as of the date of this proxy statement.

Current Directors Who are Nominees for Reelection

Name	Age	New Term to Expire at Annual Meeting in

Jonathan A. Bernstein	57	2007
Joseph Martello	48	2007

Current Directors Whose Terms are not Expiring

Name	Class	Age	Term Expires at Annual Meeting in

Ivan Kaufman	II	43	2005
C. Michael Kojaian	II	43	2005
Melvin F. Lazar	II	65	2005
William Helmreich	III	58	2006
Walter K. Horn	III	61	2006

Nominees

      Jonathan A. Bernstein. Mr. Bernstein has served as one of our directors since June 2003. Mr. Bernstein is of counsel at Pryor Cashman Sherman & Flynn LLP where he is head of the real estate department, specializing in finance and focusing on REITs and structured financing involving real estate. Mr. Bernstein joined Pryor Cashman in 1993. He serves as an advisor to REITs and investment banks in the real estate area. Mr. Bernstein is also the vice chairman and a director of TractManager LLC, an internet based software company, with offices in Saddle Brook, New Jersey and Chattanooga, Tennessee, specializing in contract management in the health care area, and he is a partner of the Shore Club Hotel in Miami, Florida.

      Joseph Martello. Mr. Martello has served as one of our directors since June 2003. Mr. Martello is currently chief operating officer of Arbor Management, LLC, the managing member of Arbor Commercial Mortgage LLC, the Company’s manager, where he is responsible for management of the investment portfolio and overseeing the day-to-day operations. From 1995 to 1999, Mr. Martello was chief financial officer of Arbor Commercial Mortgage. From 1990 to 1995, Mr. Martello was the chief financial officer of Arbor National Holdings, Inc. Prior to that, he was a senior manager with the international accounting and consulting firm of Ernst & Young for eleven years. Mr. Martello is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants, where he is a former executive member of the board of directors of the Suffolk County chapter.

Continuing Directors

      Ivan Kaufman. Mr. Kaufman has served as our chairman of the board, chief executive officer and president since June 2003. Mr. Kaufman has been chief executive officer and president of Arbor Commercial Mortgage since its inception in 1993. In 1983, he co-founded a predecessor of Arbor National Holdings and its residential lending subsidiary, Arbor National Mortgage Inc., which became a public company in 1992 and was sold to BankAmerica in 1995. From January 1998 to April 2000, Mr. Kaufman was also the president of Massena Management, LLC, the general partner of President R.C.-St. Regis Management Company, which entered into a management agreement with the St. Regis Mohawk Tribe to finance, construct and manage a casino on the tribe’s reservation in Hogansburg, New York. Mr. Kaufman was named regional “Entrepreneur of the Year” by Inc. Magazine for outstanding achievements in financial services in 1990. He was appointed to the National Advisory Board of Fannie Mae in 1994. Mr. Kaufman has also served on Fannie Mae’s regional advisory and technology boards, as well as the board of directors of the Empire State Mortgage Bankers Association.

      C. Michael Kojaian. Mr. Kojaian has served as one of our directors since June 2003. Since 1998 Mr. Kojaian has been the chief operating officer of the Kojaian group of companies, a national multi-faceted real estate development investment and asset management organization. Mr. Kojaian is the chairman of the board of Grubb & Ellis, a commercial real estate advisory firm, a member of the board of directors of Flagstar Bank and the United States President’s Export Council.

      Melvin F. Lazar. Mr. Lazar has served as one of our directors since his appointment in November 2003. Mr. Lazar is the founder of Lazar Levine & Felix LLP, certified public accountants, was its managing partner from 1969 until September 2002, and is still an employee of the firm. Mr. Lazar specializes in business valuations and merger and acquisition activities. Mr. Lazar serves on the board of directors of Enzo Biochem, Inc., a publicly-held biotechnology company, Active Media Services, Inc., a privately-held corporate barter company, and CECO Environmental Corp., a publicly-held provider of innovative solutions to industrial ventilation and air quality problems.

      William Helmreich. Dr. Helmreich has served as one of our directors since June 2003. Dr. Helmreich is the founder, and since 1980, owner and president of Byron Research and Consulting, a market research firm specializing in financial research, political polling, legal consulting, and issues relating to food products and real estate. He is a professor of Sociology at City College of New York and the CUNY Graduate Center, where he teaches sociology of marketing and consumer behavior. Since 2000, Dr. Helmreich has also been retained as chairman for Academic Affairs for North Shore Hebrew Academy. He is a member of the board of Transaction Inc., North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., as well as other not-for-profit boards, and was, for many years, a senior vice president of Good Earth Teas.

      Walter K. Horn. Mr. Horn has served as our secretary, general counsel and one of our directors since his appointment in November 2003. Mr. Horn is also a member of Arbor Commercial Mortgage’s executive committee and is responsible for providing all legal services for Arbor Commercial Mortgage. Previously, Mr. Horn was general counsel with Arbor National Holdings from 1991 until its sale in 1995 and has continued in a similar capacity with Arbor Commercial Mortgage. From January 1998 to April 2000, Mr. Horn was the general counsel and secretary of Massena Management, LLC, the general partner of President R.C.-St. Regis Management Company, which entered into a management agreement with the St. Regis Mohawk Tribe to finance, construct and manage a casino on the tribe’s reservation in Hogansburg, New York. Mr. Horn’s experience also includes serving as general counsel with Resource One, Inc. and Long Island Trust Company.

Corporate Governance Profile

      We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines govern, among other things, board member qualifications, responsibilities, education and management succession. A copy of the corporate governance guidelines may be found at the corporate website at www.arborrealtytrust.com under the heading “Investor Relations — Corporate Governance.”

      The board of directors met on one occasion and acted by written consent on nine occasions during 2003.

Senior Officer Code of Ethics and Code of Business Conduct and Ethics

      We have adopted a senior officer code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Credit Officer and Controller (or persons performing similar functions to the aforementioned officers regardless of whether such persons (1) are employed directly by the Company or (2) are employed by Arbor Commercial Mortgage, LLC, our outside manager pursuant to a management agreement). We have also adopted a code of business conduct and ethics applicable to all employees, officers and directors. Both codes are available on our website at www.arborrealtytrust.com under the heading “Investor Relations — Corporate Governance.” Amendments to, and waivers from, the senior officer code of ethics and the code of business conduct and ethics for a director or officer will be disclosed at the same website address and heading provided above.

Director Independence

      Of our seven directors, four have been determined by our board of directors to be independent for purposes of the New York Stock Exchange listing standards. In determining director independence, the board of directors reviewed, among other things, whether any transactions or relationships exist currently or, since our incorporation existed, between each director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. In particular, the board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the New York Stock Exchange for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

      The board also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. In reviewing the independence of Dr. Helmreich, the board carefully reviewed whether (1) Mr. Kaufman’s and Dr. Helmreich’s current and prior participation on the boards of North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., a not-for-profit organization, (2) Dr. Helmreich’s engagement since the summer of 2000 as an external consultant by North Shore Hebrew Academy in the capacity of chairman of Academic Affairs of North Shore Hebrew Academy and (3) his prior receipt of consulting fees from Arbor Management, LLC should, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Dr. Helmreich is independent. The board, in particular, reviewed the materiality of the transactions to the parties involved, the compensation and timing of Dr. Helmreich’s advisory role with North Shore Hebrew Academy and Arbor Management and the absence of any employment or compensatory capacity by Dr. Helmreich with NSH Affordable Housing of Indiana, Inc. In reviewing the independence of Mr. Kojaian, the board carefully reviewed whether Mr. Kaufman and Mr. Kojaian’s proposed co-investment in a real estate venture and Mr. Kojaian’s proposed investment in 500,000 shares of common stock of the Company through Kojaian Ventures, L.L.C., should, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Mr. Kojaian is independent. The board, in particular, reviewed the materiality of the transactions to the parties involved.

      As a result of its review, the board affirmatively determined at a meeting held on March 18, 2004, that Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich were independent under the New York Stock Exchange listing standards.

Director Compensation

      Each of our independent directors is paid a director’s fee of $25,000 per year. Each independent director who serves as a chairman of the audit, compensation or nominating/ corporate governance committee is paid an additional fee of $3,000 per year. Each independent director is also paid a fee of $2,000 for each board or committee meeting that he attends. Each independent director is also paid a fee of $1,000 for each telephone board or committee meeting that he attends. In addition, we reimburse all directors for reasonable out of pocket expenses incurred in connection with their services on the board of directors.

      Grants of restricted stock and other equity based awards with respect to our common stock are provided for under the Stock Incentive Plan. On July 1, 2003, Messrs. Bernstein, Kojaian, Martello and Dr. Helmreich each received 1,000 restricted shares of our common stock. Upon their appointment to the board in November 2003, Messrs. Horn and Lazar each received 1,000 restricted shares of our common stock. Two-thirds of the restricted stock granted to each of these directors vested immediately upon the date of grant and the remaining one-third will vest ratably over three years from the date of grant at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant.

Board Committees

      Our board has established four standing committees, the principal functions of which are briefly described below. Matters put to a vote at any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee. Our board of directors may from time to time establish certain other committees to facilitate the management of the Company.

Audit Committee

      Our board of directors has established an audit committee, which is composed of three of our independent directors, Messrs. Bernstein, Lazar and Dr. Helmreich. During 2003, the audit committee met on two occasions. The audit committee assists the board in overseeing (1) the integrity of the Company’s financial statements, (2) the Company’s independent auditors’ qualifications and independence, (3) the performance of the Company’s independent auditors and the Company’s internal audit function and (4) the Company’s compliance with legal and regulatory requirements.

      Mr. Lazar currently serves as chairman of the audit committee. The board has determined that Mr. Lazar qualifies as an “audit committee financial expert” as defined by the rules of the SEC and that each member of the audit committee is “financially literate.” The audit committee is governed by a charter that has been adopted by the board of directors. A copy of the audit committee charter is attached hereto as Appendix A and is available on our website, www.arborrealtytrust.com, under the heading “Investor Relations — Corporate Governance.”

Compensation Committee

      Our board of directors has established a compensation committee, which is composed of all of our independent directors, Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich. The compensation committee did not meet during 2003. Mr. Kojaian is currently the chairman of the compensation committee. The principal functions of the compensation committee are to (1) evaluate the performance of our officers; (2) review the compensation payable to our officers and non-employee directors; (3) evaluate the performance of Arbor Commercial Mortgage; (4) review the compensation and fees payable to Arbor Commercial Mortgage under our management agreement; and (5) administer the issuance of any stock to our employees or the employees of Arbor Commercial Mortgage who provide services to us.

      The compensation committee is governed by a charter that has been adopted by the board of directors. A copy of the compensation committee charter is available on our website, www.arborrealtytrust.com, under the heading “Investor Relations — Corporate Governance.”

Nominating/ Corporate Governance Committee

      Our board of directors has established a nominating/ corporate governance committee, which is composed of three of our independent directors, Messrs. Bernstein and Lazar and Dr. Helmreich. The nominating/

corporate governance committee did not meet during 2003. Dr. Helmreich currently serves as chairman of the nominating/ corporate governance committee. The nominating/ corporate governance committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The nominating/ corporate governance committee is also responsible for (1) preparing and submitting to the board for adoption the committee’s selection criteria for director nominees; (2) reviewing and making recommendations on matters involving general operation of the board and our corporate governance; and (3) annually recommending to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

      The nominating/ corporate governance committee is governed by a charter that has been adopted by the board of directors. A copy of the nominating/ corporate governance committee charter is available on our website, www.arborrealtytrust.com, under the heading “Investor Relations — Corporate Governance.”

Independent Director Committee

      Our board of directors has established an independent director committee, which is composed of all of our independent directors, Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich. The independent director committee did not meet during 2003 but acted by written consent on two occasions. The independent director committee is responsible for, among other things, considering and voting upon matters as to which the board of directors determines Arbor Commercial Mortgage or its affiliates (other than the Company or its subsidiaries) or any of our directors (other than an independent director) or officers has a conflict of interest, including the approval of transactions between the Company and Arbor Commercial Mortgage. The individual who serves as the chair of the independent director committee rotates each year among the chairs (if such chair is not a member of management) of the committees of the board of directors.

Stockholder Communications with Directors

      The board of directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the board by mail. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of General Counsel and Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

      All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel and Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the office of the General Counsel and Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Director Nomination Procedures

      The nominating/ corporate governance committee generally believes that, at a minimum, candidates for membership on the board of directors should have demonstrated an ability to make a meaningful contribution to the board of directors’ oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The nominating/ corporate governance committee recommends director nominees to the board of directors based on, among other things, its evaluation of a candidate’s experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the board of directors, the nominating/ corporate governance committee also seeks to have the board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

      In the future, the nominating/ corporate governance committee intends to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. The nominating/ corporate governance committee also, from time to time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the nominating/ corporate governance committee will also consider candidates recommended by stockholders.

      The nominating/ corporate governance committee anticipates that once a person has been identified by the committee as a potential candidate, the committee will collect and review publicly available information regarding the person to assess whether the person should be considered further. If the nominating/ corporate governance committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. If the person expresses a willingness to be considered and to serve on the board of directors, the nominating/ corporate governance committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the nominating/ corporate governance committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

      In addition to stockholder proposals of director nominees submitted in accordance with our bylaws, as summarized below under “Stockholder Proposals for 2005,” the nominating/ corporate governance committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the nominating/ corporate governance committee in care of General Counsel and Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. Director recommendations submitted by stockholders should include the following:

•	the name, age, business address and residence address of the individual(s) recommended for nomination;

•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition; and

•	all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

      The stockholder recommendation and information described above must be delivered to the General Counsel and Corporate Secretary not earlier than the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of stockholders; provided, however, that if the date of mailing of the notice for the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the mailing of the notice for the preceding year’s annual meeting, the stockholder recommendation and information described above must be delivered not earlier than the 120th day prior to the mailing of the notice for the upcoming annual meeting and not later than the close of business on the later of (1) the 90th day prior to the mailing of the notice for the upcoming annual meeting of stockholders and (2) the 10th day following the date on which public announcement of the mailing of the notice for the upcoming annual meeting is first made.

      The nominating/ corporate governance committee expects to use a similar process to evaluate candidates to the board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Director Attendance at Annual Meeting

      This is our first annual meeting of stockholders. We do not currently maintain a policy requiring our directors to attend the annual meeting; however, attendance by our directors is encouraged.

AUDIT COMMITTEE REPORT AND DISCLOSURES

      The following report of the audit committee (the “Audit Committee”) of the board of directors (the “Board of Directors”) of Arbor Realty Trust, Inc., a Maryland corporation (“Arbor” or the “Company”), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

      The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is included as Appendix A to this proxy statement. The Board of Directors has determined that all members of the Audit Committee meet the independence standards established by the New York Stock Exchange.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent auditors’ qualifications and independence, (3) the performance of the Company’s independent auditors and the Company’s internal audit function and (4) the Company’s compliance with legal and regulatory requirements.

      In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in Arbor’s Annual Report to Stockholders for fiscal year ended December 31, 2003 with Arbor’s management and independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

      In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required from the independent auditors by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

      The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      Because the registration statement for Arbor’s initial public offering contained the financial statements for the fiscal year ended December 31, 2003, Arbor did not file an Annual Report on Form 10-K with the U.S. Securities and Exchange Commission for that year. The Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004.

Audit Committee:

Melvin F. Lazar (Chairman)

Jonathan A. Bernstein
William Helmreich

June 23, 2004

EXECUTIVE OFFICERS

      Our executive officers are appointed annually by our board and serve at the discretion of our board. Set forth below is information, as of the date of this proxy statement, regarding our current executive officers:

Name	Age	Position

Ivan Kaufman(*)	43	Chairman of the Board and Chief Executive Officer
Frederick C. Herbst	47	Chief Financial Officer and Treasurer
John C. Kovarik	45	Chief Credit Officer
Fred Weber	43	Executive Vice President — Structured Finance
Walter K. Horn(*)	61	General Counsel, Secretary and Director

(*) Biographical information is provided above under “Board of Directors.”

      Frederick C. Herbst. Mr. Herbst has served as our chief financial officer and treasurer since June 2003. Mr. Herbst has been chief financial officer of Arbor Commercial Mortgage since joining the company in November 1999. He is a member of Arbor Commercial Mortgage’s executive committee and is responsible for all aspects of Arbor Commercial Mortgage’s financial operations, including financial reporting, tax planning, budgeting and the appropriate utilization of Arbor Commercial Mortgage’s capital. From October 1998 until he joined Arbor Commercial Mortgage in November 1999, Mr. Herbst was chief financial officer with The Hurst Companies, Inc., where he was responsible for all financial operations, including financial reporting, budgeting and banking relationships. Previously, Mr. Herbst was controller with The Long Island Savings Bank, FSB, vice president finance with Eastern States Bankcard Association and senior manager with Ernst & Young. Mr. Herbst became a certified public accountant in 1983.

      John C. Kovarik. Mr. Kovarik was hired to serve as our chief credit officer in October 2003. From 1997 until October 2003, Mr. Kovarik was Senior Vice President and Chief Credit Officer of RER Resources, a commercial real estate consulting, underwriting and asset management services provider based in Virginia, where he was responsible for underwriting income property secured loans and managing teams providing acquisition underwriting. Mr. Kovarik has over twenty years of experience in credit, financial analysis and commercial real estate underwriting for various types of commercial properties.

      Fred Weber. Mr. Weber has served as our executive vice president of structured finance since June 2003. He also continues to provide services to Arbor Commercial Mortgage in his capacity as a continuing member of Arbor Commercial Mortgage’s executive committee. Mr. Weber was employed by Arbor Commercial Mortgage from May 1999 until the consummation of the private placement. At Arbor Commercial Mortgage, Mr. Weber oversaw Arbor Commercial Mortgage’s structured finance and principal transaction group, where he was responsible for origination, underwriting and closing coordination of debt and equity financing for various asset types and classes of commercial real estate nationwide. He has been involved in the mortgage banking industry for more than 16 years and has extensive real estate finance and acquisition experience. Mr. Weber is a member of the real estate finance committee of the Real Estate Board of New York. From July 1997 through February 1999, Mr. Weber was a partner and co-head of the real estate department with Kronish Lieb Weiner & Hellman LLP. Previously, Mr. Weber was a partner with the law firm of Weil, Gotshal & Manges LLP.

EXECUTIVE COMPENSATION

      Because our management agreement provides that our manager, Arbor Commercial Mortgage, assumes principal responsibility for managing our affairs, certain of our executive officers, who are employees of our manager, do not receive compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our manager, or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the management agreement. Mr. Ivan Kaufman, our chairman of the board of directors, president and chief executive officer, serves as the chief executive officer of Arbor Commercial Mortgage. Mr. Frederick C. Herbst, our chief financial officer, also serves as chief financial officer of our manager. Walter K. Horn, our general counsel and corporate secretary, also serves as general counsel and secretary of Arbor Commercial Mortgage. Each of Messrs. Kaufman, Herbst and Horn receives his compensation from our manager.

      Since we currently employ only two executive officers and 13 other employees, we rely to a significant extent on the facilities and resources of our manager to conduct our operations. For performing services under the management agreement, Arbor Commercial Mortgage receives a base management fee and incentive compensation based on our performance. Our manager uses the proceeds from its base management fee in part to pay compensation to its officers and employees who, notwithstanding that some of them are also our officers, receive no direct compensation from us, other than restricted stock that may be granted pursuant to our Stock Incentive Plan. Our compensation committee will evaluate annually the fees paid to our manager in light of its performance.

Base Management Fee

      Our manager receives an annual base management fee based on the equity (as defined in the management agreement) of our operating partnership. The amount of the base management fee does not depend of the performance of the services provided by our manager or the types of assets its selects for our investment, but the value of our operating partnership’s equity will be affected by the performance of these assets. The base management fee is payable monthly in arrears in cash, calculated monthly as a percentage of our equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity between $400 million and $800 million and 0.50% per annum of the equity in excess of $800 million. We incurred $587,734 in base management fees to Arbor Commercial Mortgage for management services rendered for the period ended December 31, 2003. We have incurred $469,570 in base management fees for management services rendered in the four months ended April 30, 2004. All amounts incurred have been paid to date.

Incentive Compensation

      Our manager is entitled to receive incentive compensation in installments each fiscal quarter in an annual amount equal to the product of:

(1) 25% of the dollar amount by which:

•	the sum of: (i) our operating partnership’s “Funds From Operations” (as determined in accordance with the management agreement) for such quarter and (ii) gains (or losses) from debt restructuring and sales of property per operating partnership unit (as determined in accordance with the management agreement) for such quarter; exceeds

•	the product of (i) the weighted average (based on shares of our common stock and operating partnership units) of (a) the per operating partnership unit book value of the net assets contributed by Arbor Commercial Mortgage, (b) the $15.00 offering price per share of our common stock in the private placement, (c) the offering price per share (including shares of common stock issued upon exercise of warrants or options) of any subsequent offerings by us of our common stock (adjusted for any prior capital dividends or distributions), and (d) the issue price per operating partnership unit for subsequent contributions to our operating partnership, and

(ii) the greater of (x) 9.50% per annum and (y) the Ten Year U.S. Treasury Rate plus 3.50% per annum; multiplied by

(2) the weighted average number of our operating partnership units outstanding, including operating partnership units issued to us equal to the number of shares of our common stock issued by us.

      Our manager did not earn any incentive compensation for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004. Beginning January 1, 2004, the incentive management fee is measured over a full fiscal year, subject to recalculation and potential reconciliation at the end of each fiscal year.

      On July 1, 2003, we granted Mr. Kaufman and Mr. Herbst 120,000 shares and 4,000 shares, respectively, of restricted stock pursuant to the Stock Incentive Plan, two-thirds of which vested immediately and the remaining one-third of which will vest ratably over three years at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. On November 5, 2003, we granted Mr. Horn 1,000 shares of restricted stock pursuant to the Stock Incentive Plan with the same vesting schedule. Our manager has informed us that, because the services to be performed by its officers or employees in their capacities as such is not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the manager that relates solely to their services to us.

Employee Executive Compensation

      Two of our officers, Mr. Fred Weber, our executive vice president of structured finance, and Mr. John C. Kovarik, our chief credit officer, are employed and paid directly by us. Mr. Weber receives annual compensation of $360,000, plus a bonus to be determined at the discretion of the compensation committee of our board of directors, which will not exceed $140,000 per year. We began compensating Mr. Weber at the annual rate set forth above upon the commencement of our operations on July 1, 2003. On July 1, 2003, we granted Mr. Weber 7,000 shares of restricted stock pursuant to the Stock Incentive Plan, two-thirds of which vested immediately and the remaining one-third of which will vest ratably over three years at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. Mr. Kovarik receives annual compensation of $150,000 plus a bonus to be determined at the discretion of the compensation committee of our board of directors, which will not exceed $75,000 per year. We began compensating Mr. Kovarik at the annual rate set forth above when he was hired in October 2003.

      During 2003, Mr. Daniel M. Palmier served as our executive vice president of asset management. Mr. Palmier resigned from his position with us on June 11, 2004. Mr. Palmier received compensation at an annual rate of $360,000, plus a bonus determined at the discretion of the compensation committee of our board of directors. On July 1, 2003, we granted Mr. Palmier 7,000 shares of restricted stock pursuant to the Stock Incentive Plan, two-thirds of which vested immediately. The remaining one-third was forfeited following Mr. Palmier’s resignation.

      The following table sets forth the total compensation amounts paid to our chief executive officer and each of our other executive officers who were directly employed and compensated by us for the year ended December 31, 2003.

Summary Compensation Table

		Annual Compensation				Long-Term
						Compensation
					Other Annual	Restricted	All Other
		Salary		Bonus	Compensation	Stock Awards	Compensation
Name and Principal Position	Year	($)		($)	($)(1)	($)(1)	($)

Ivan Kaufman	2003	—			$1,200,000	$600,000 (3)	—
Chief Executive Officer and President
John Kovarik	2003	27,885	(4)	$10,000
Chief Credit Officer
Daniel Palmier	2003	$180,000	(5)	$70,000	$70,000	$35,000 (6)	$2,562	(7)
Executive Vice President — Asset Management(2)
Fred Weber	2003	$180,000	(8)	$70,000	$70,000	$35,000 (9)	$2,603	(10)
Executive Vice President — Structured Finance

(1)	On July 1, 2003, we granted 120,000, 7,000 and 7,000 shares of restricted stock to Messrs. Kaufman, Palmier and Weber, respectively, pursuant to the Stock Incentive Plan. None of these persons paid any value for these grants of restricted shares. As of the date of grant and at December 31, 2003, two-thirds of the shares granted to each of these persons were fully vested. The remaining one-third of these restricted shares were to vest ratably over three years at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. Mr. Palmier’s unvested, restricted shares were forfeited upon his resignation effective June 11, 2004. Dividends have been paid on these restricted shares whether or not vested at the same rate and in the same manner as paid to our other common stockholders. Mr. Kaufman’s and Mr. Weber’s unvested, restricted shares will continue to receive dividends at the same rate and in the same manner as paid to our other common stockholders. The dollar amounts included as “Other Annual Compensation” represent the total fair market value at the date of grant of fully vested shares of restricted stock granted to each of these persons. The dollar amounts included as “Restricted Stock Awards” represent the value of the shares granted to each of these persons pursuant to the Stock Incentive Plan on July 1, 2003 that were not vested on the date of grant and that were, at the time of grant, to vest according to the aforementioned schedule.

(2)	Mr. Palmier resigned from his position with us effective June 11, 2004.

(3)	The value of the unvested portion of Mr. Kaufman’s restricted stock as of December 31, 2003 was $600,000.

(4)	Mr. Kovarik was hired in October 2003 and earns a salary of $150,000 per year. The amount given is his pro rata salary paid for the year ended December 31, 2003.

(5)	Mr. Palmier began working for us when we commenced operations on July 1, 2003 and earned a salary at a rate of $360,000 per year. The amount given is his pro rata salary paid for the year ended December 31, 2003.

(6)	The value of the unvested portion of Mr. Palmier’s restricted stock as of December 31, 2003 was $35,000. As discussed in footnote (2) above, these restricted shares were forfeited upon Mr. Palmier’s resignation.

(7)	Of the $2,562 total, $2,400 was granted to Mr. Palmier as a match to money invested by him in his 401(k) plan, and $162 was granted in the form of basic term life insurance.

(8)	Mr. Weber began working for us when we commenced operations on July 1, 2003 and earns a salary of $360,000 per year. The amount given is his pro rata salary paid for the year ended December 31, 2003.

(9)	The value of the unvested portion of Mr. Weber’s restricted stock as of December 31, 2003 was $35,000.

(10)	Of the $2,603 total, $2,400 was granted to Mr. Weber as a match to money invested by him in his 401(k) plan, and $203 dollars was granted in the form of basic term life insurance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following report of the compensation committee (the “Compensation Committee”) of the board of directors (the “Board of Directors”) of Arbor Realty Trust, Inc., a Maryland corporation (“Arbor” or the “Company”), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

      The following report describes Arbor’s compensation policy, practice and philosophy, specifically regarding Arbor’s chief executive officer and directly compensated executive officers. We, the members of the Compensation Committee, are presenting this report, which provides an overview of compensation paid to executive officers for the fiscal year ended December 31, 2003.

Committee Membership and Organization

      The Compensation Committee currently consists of Messrs. Kojaian (Chair), Bernstein and Lazar and Dr. Helmreich. The Board of Directors has determined that the members of the Compensation Committee meet (1) the independence requirements of the New York Stock Exchange, (2) the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act and (3) the outside director definition in Section 162(m) of the Code.

Purpose

      The principal functions of the Compensation Committee are to:

•	evaluate the performance of Arbor’s officers;

•	review the compensation payable to Arbor’s officers and non-employee directors;

•	evaluate the performance of Arbor Commercial Mortgage, LLC, Arbor’s outside manager;

•	review the compensation and fees payable to Arbor Commercial Mortgage under Arbor’s management agreement; and

•	administer the issuance of any stock to Arbor’s employees or the employees of Arbor Commercial Mortgage who provide services to Arbor.

Compensation Philosophy

      The key components of compensation for Arbor’s directly employed executive officers and chief executive officer are salary, bonuses and restricted stock awards. Salary is generally based on factors such as an individual officer’s level of responsibility, comparison to compensation of other officers in the Company and compensation provided at competitive companies and companies of similar size. Bonuses and restricted stock awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of stockholder value. Restricted stock awards are also intended to increase an officer’s interest in the Company’s long-term success as measured by the market and book value of Arbor’s common stock.

      Arbor’s chief executive officer makes recommendations to the Compensation Committee with respect to the compensation of all Arbor’s directly-employed executive officers. In addition, the Compensation Committee bases its decisions on the most recent publicly available compensation data for senior executive officers of comparable real estate investment trusts, as well as various compensation studies and surveys, to ensure that compensation packages are in line with the Company’s peer group and the real estate industry in general. While benchmarks and comparative market data are valuable tools to assist the Compensation Committee in setting reasonable and fair compensation for its directly-employed executive officers, the stated philosophy of the Company’s executive compensation program is to recognize individual contributions to the performance of the Company and to create a link between the performance of the Company’s stock and executive compensation.

      The base salary of Arbor’s directly employed executive officers was negotiated at the time each of those officers joined the Company. The Compensation Committee approves changes to those executive officer’s base salary. The Compensation Committee considers individual performance, scope of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

      Pursuant to its charter, the Compensation Committee may retain, at the Company’s expense, a compensation consultant to assist the committee in fulfilling its responsibilities. The Compensation Committee is currently evaluating the merits of engaging a third-party compensation consulting firm to study the Company’s executive compensation practices and to ensure that overall compensation for officers, employees and non-management directors is both competitive and designed to suit Arbor’s objectives.

Chief Executive Officer Compensation

      Because Arbor’s management agreement with Arbor Commercial Mortgage provides that Arbor Commercial Mortgage assumes principal responsibility for managing the Company’s affairs, certain of Arbor’s executive officers, who are employees of its manager, do not receive compensation from the Company for serving as its executive officers. However, in their capacities as officers or employees of Arbor’s manager, or its affiliates, they devote such portion of their time to Arbor’s affairs as is required for the performance of the duties of the Company’s manager under the management agreement. Mr. Ivan Kaufman, Arbor’s chairman of the board of directors, president and chief executive officer serves as the chief executive officer of Arbor Commercial Mortgage. Accordingly, Mr. Kaufman receives his compensation from Arbor’s manager.

Compensation Committee:

C. Michael Kojaian (Chair)

Jonathan A. Bernstein
William Helmreich
Melvin F. Lazar

June 23, 2004

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Bernstein and Lazar and Dr. Helmreich served as members of our compensation committee during 2003.

      Dr. Helmreich, has been retained as a part-time consultant in the capacity of chairman for Academic Affairs by North Shore Hebrew Academy since 2000. Prior to 2000, Dr. Helmreich was the president of North Shore Hebrew Academy. Our chairman and chief executive officer, Mr. Kaufman, and Dr. Helmreich are both members of the board of trustees of North Shore Hebrew Academy.

      As of March 31, 2004, we had a $13.75 million first mortgage loan and a $1.2 million second mortgage loan (of which $1.16 million was funded as of March 31, 2004), each of which bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2005, outstanding to NSH Affordable Housing of Indiana, a not-for-profit corporation that holds and manages investment property from the endowment of North Shore Hebrew Academy High School. Two of our directors, Mr. Kaufman and Dr. Helmreich, are members of the board of trustees of North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc.

      In 2000 and 2001, Arbor Commercial Mortgage paid $65,394 and $85,000, respectively, for legal services rendered, to Pryor Cashman Sherman & Flynn LLP, where Mr. Jonathan A. Bernstein, who serves as one of our directors, is of counsel.

      Concurrently with our initial public offering in April 2004, we sold 500,000 shares of our common stock to Kojaian Ventures, L.L.C., of which the sole members are Mr. Kojaian and Kojaian Ventures — MM, Inc., of which Mr. Kojaian is the sole stockholder, pursuant to a subscription agreement with Kojaian Ventures, L.L.C. that contained certain customary representations and warranties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file. Since our common stock was registered under the Exchange Act in April 2004, our officers, directors and holders of 10% of our common stock were not required to file reports under Section 16(a) in 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows, as of June 17, 2004, how many shares of our voting securities are owned by:

•	each director and each nominee for director;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.

      The following table also shows how many voting securities are owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of our voting securities.

      Except as indicated in the footnotes to this table, the percentage of ownership has been calculated based on the number of outstanding shares of our voting securities as of June 17, 2004. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Unless otherwise indicated, the address for the person or entity is 333 Earle Ovington Boulevard, Uniondale, New York, 11553.

	Shares Beneficially Owned

	Number(1)	Percentage(2)
Name

Arbor Commercial Mortgage, LLC(3)	3,776,136	19.6%
Ivan Kaufman(4)	3,898,536	20.3
Wellington Management Company, L.L.P.(5)	2,311,200	14.8
Farallon Partners, L.L.C.(6)	1,125,000	7.2
Joseph Martello(7)	12,000	*
Jonathan A. Bernstein	1,000	*
William Helmreich	37,000	*
C. Michael Kojaian(8)	501,000	3.2
Frederick C. Herbst(9)	28,000	*
Fred Weber(10)	17,800	*
Walter K. Horn(11)	16,400	*
Melvin F. Lazar	1,000	*
John C. Kovarik	200	*
All directors and executive officers as a group (10 persons)	4,512,936	23.4%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof. For purposes of the table above, we have also assumed that all units of limited partnership interest in Arbor Realty Limited Partnership, or operating partnership units held by Arbor Commercial Mortgage, each of which are redeemable for cash or, at our election, shares of our common stock, are redeemed for shares of our common stock (regardless of when such operating partnership units are redeemable).

At the consummation of the private placement on July 1, 2003, Arbor Commercial Mortgage received 3,146,724 operating partnership units and warrants to purchase an additional 629,345 operating partnership units. Each of these operating partnership units held by Arbor Commercial Mortgage is paired with one share of our special voting preferred stock, par value $0.01 per share that entitles the holder to one vote on all matters submitted to a vote of our stockholders. Each share of special voting preferred stock will be redeemed and cancelled by us upon the redemption of its paired operating partnership unit for shares of our common stock or cash. As this table assumes that all operating partnership units issued to Arbor Commercial Mortgage and those issuable upon exercise of the warrants issued to Arbor Commercial Mortgage, have been redeemed for shares of our common stock, we have assumed that the shares of special voting preferred stock to be held by Arbor Commercial Mortgage have been redeemed and cancelled by us.

(2)	Shares of common stock subject to options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Shares of common stock issuable upon the redemption of operating partnership units are deemed to be outstanding for computing the percentage of the person holding such operating partnership units but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes shares of our common stock issuable upon redemption of the operating partnership units that are issuable upon exercise of warrants for additional operating partnership units held by Arbor Commercial Mortgage.

(4)	Includes shares of our common stock issuable upon redemption of the operating partnership units held by Arbor Commercial Mortgage and subject to warrants for additional operating partnership units held by Arbor Commercial Mortgage. Mr. Kaufman, together with (i) the Ivan and Lisa Kaufman Family Trust, (ii) the Ivan Kaufman Grantor Retained Trust and (iii) Arbor Management, LLC, the managing member of Arbor Commercial Mortgage and an entity owned wholly by Mr. Kaufman and his wife, beneficially own approximately 88% of the outstanding membership interests of Arbor Commercial Mortgage. Also includes 120,000 of shares of restricted stock that we granted to Mr. Kaufman and 2,000 shares of our common stock purchased by Mr. Kaufman’s wife in the private placement.

(5)	Based on information included in the Schedule 13G filed by Wellington Management Company, LLP on May 10, 2004. Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own 2,311,200 shares of our common stock, which are held of record by clients of Wellington Management. Wellington Management has shared voting authority over 1,499,300 shares and shared dispositive power over 2,311,200 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(6)	Based on information provided to us as of June 4, 2004. Includes (i) 499,300 shares directly held by Farallon Capital Partners, L.P., (ii) 484,900 shares directly held by Farallon Capital Institutional Partners, L.P., (iii) 51,300 shares directly held by Farallon Capital Institutional Partners II, L.P., (iv) 63,900 shares directly held by Farallon Capital Institutional Partners III, L.P., and (v) 25,600 shares directly held by Tinicum Partners, L.P. (collectively, the “Farallon Partnerships”). Farallon Partners, L.L.C. (“FP”) is the general partner of the Farallon Partnerships. FP may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. As managing members of FP, David I. Cohen, Chun R. Ding, Joseph F. Downes, William F. Duhamel, Charles E. Ellwein, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Rajiv A. Patel, Derek C. Schrier and Mark C. Wehrly and, as senior managing member of FP, Thomas F. Steyer, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. FP, each of its managing members and its senior managing member disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The address for all of the above-mentioned entities and persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 1325, San Francisco, CA 94111.

(7)	Mr. Martello holds a 1.3% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Martello.

(8)	Includes 500,000 shares of common stock purchased by Kojaian Ventures, L.L.C., of which the sole members are Mr. Kojaian and Kojaian Ventures — MM, Inc., of which Mr. Kojaian is the sole stockholder.

(9)	Mr. Herbst holds a 0.5% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Herbst.

(10)	Mr. Weber holds a 0.9% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Weber.

(11)	Mr. Horn holds a 2.0% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Horn.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of Interest with Our Manager

      At the consummation of our private placement in July 2003, Arbor Commercial Mortgage contributed the majority of its structured finance portfolio and related liabilities to our operating partnership, Arbor Realty Limited Partnership in exchange for 3,146,724 operating partnership units and 629,345 warrants to purchase additional operating partnership units, currently representing a 17% limited partnership interest in our operating partnership (without giving effect to the exercise of the warrants).

      Mr. Ivan Kaufman, our chairman and chief executive officer, is also the chief executive officer of Arbor Commercial Mortgage. Mr. Kaufman and the Kaufman entities collectively own 88% of the outstanding membership interests in Arbor Commercial Mortgage. Mr. Frederick C. Herbst, our chief financial officer, is also the chief financial officer of Arbor Commercial Mortgage. Mr. Herbst owns a 0.5% interest in Arbor Commercial Mortgage. Mr. Joseph Martello, one of our directors, currently serves as the chief operating officer of Arbor Management. Mr. Martello owns a 1.3% interest in Arbor Commercial Mortgage and is also the sole trustee of the Ivan and Lisa Kaufman Family Trust for the benefit of Mr. Kaufman’s family, which owns a 59% interest in Arbor Commercial Mortgage, and a co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust which also owns an equity interest in Arbor Commercial Mortgage. Mr. Walter Horn, our general counsel and corporate secretary and one of our directors, currently serves as the general counsel and secretary of Arbor Commercial Mortgage. Mr. Horn owns a 2.0% interest in Arbor Commercial Mortgage. Mr. Daniel Palmier, who served as our executive vice president of asset management from July 2003 until his resignation in June 2004, directed Arbor Commercial Mortgage’s asset management group from 1997 until the consummation of the private placement and owned a 0.2% interest in Arbor Commercial Mortgage.

      Mr. Fred Weber, our executive vice president of structured finance, was responsible for overseeing Arbor Commercial Mortgage’s structured finance and principal transactions group from 1999 until the consummation of the private placement. Mr. Weber owns a 0.9% interest in Arbor Commercial Mortgage.

Formation Transactions

Asset Contribution and Guaranty

      Arbor Commercial Mortgage contributed the majority of its structured finance portfolio to our operating partnership pursuant to a contribution agreement. The contribution agreement contains representations and warranties concerning the ownership and terms of the structured finance assets it contributed and other customary matters. Arbor Commercial Mortgage has agreed to indemnify us and our operating partnership against breaches of those representations and warranties.

      At the time of Arbor Commercial Mortgage’s origination of three investments that it contributed to us on July 1, 2003, each of the property owners granted Arbor Commercial Mortgage participating interests that share in a percentage of the cash flows of the underlying properties. Arbor Commercial Mortgage also made one of the contributed bridge loans to a joint venture in which it had a 50% non-controlling interest. Upon contribution of the structured finance assets, Arbor Commercial Mortgage retained these participating and joint venture interests. In connection with its asset contribution, Arbor Commercial Mortgage agreed that if any portion of the outstanding amount of any of these four contributed assets is not paid at its maturity or repurchase date, Arbor Commercial Mortgage will pay us, subject to the limitation described below, the portion of the unpaid amount of the contributed asset up to the total amount then received by Arbor Commercial Mortgage due to the realization of any profits on its retained interests associated with any other of the four contributed assets. Arbor Commercial Mortgage will no longer be obligated to make such payments to us when the remaining accumulated principal amount of the four contributed assets, collectively, falls below $5 million and none of the four contributed assets is in default.

Arbor Commercial Mortgage Registration Rights

      We have granted Arbor Commercial Mortgage shelf registration rights, or, if such rights are not available, demand registration rights with respect to shares of our common stock that may be issued upon redemption of operating partnership units. Holders of our operating partnership units are entitled to participate in primary or secondary offerings of our common stock with respect to such shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of the holders of the majority of the shares of common stock and common stock equivalents representing or underlying the then outstanding securities that are registrable under the registration rights agreements.

Special Voting Preferred Stock

      Each of the approximately 3.1 million operating partnership units received by Arbor Commercial Mortgage, as well as each operating partnership unit that may be issued upon exercise of any of the warrants, are, in each case, paired with one share of our special voting preferred stock. As a result, Arbor Commercial Mortgage is currently entitled to a number of votes representing approximately 17% of the voting power of our outstanding stock (without giving effect to the exercise of Arbor Commercial Mortgage’s warrants for additional operating partnership units).

Management and Services Agreements

      We and our operating partnership have entered into a management agreement with Arbor Commercial Mortgage, pursuant to which Arbor Commercial Mortgage provides for the day to day management of our operations. Arbor Commercial Mortgage is also required to provide us with a right of first refusal with respect to all structured finance identified by Arbor Commercial Mortgage or its affiliates. We have agreed not to pursue, and to allow Arbor Commercial Mortgage to pursue, any real estate opportunities other than structured finance transactions. We are required to pay Arbor Commercial Mortgage a base management fee and an incentive management fee as well as reimburse Arbor Commercial Mortgage for certain of its expenses. We incurred $587,734 in base management fees to Arbor Commercial Mortgage for management services rendered for the period ended December 31, 2003. We have incurred $469,570 in base management fees for management services rendered in the four months ended April 30, 2004. All amounts incurred have been paid to date. Our manager did not earn any incentive compensation for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004.

      We and our operating partnership have also entered into a services agreement with Arbor Commercial Mortgage pursuant to which our asset management group provides asset management services to Arbor Commercial Mortgage. In the event the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group. As of March 31, 2004, there have been no payments to us pursuant to the services agreement.

Non-Competition Agreement

      We have entered into a non-competition agreement with Mr. Kaufman pursuant to which he has agreed not to pursue any structured finance opportunities, unless our independent board members affirmatively approve the pursuit by Arbor Commercial Mortgage or one of its affiliates of such opportunities that they have rejected on our behalf.

      Pursuant to his non-competition agreement with us, Mr. Kaufman has also agreed:

•	not to pursue any structured finance investment opportunities, except if our independent board members affirmatively approve the pursuit by Arbor Commercial Mortgage or one of its affiliates of structured finance opportunities that they have rejected on our behalf;

•	if he is no longer an affiliate of Arbor Commercial Mortgage and, within the first five years of the term of the management agreement, he is no longer our chief executive officer other than by certain reasons, he will not engage in the structured finance lending business for a period of one year after the earlier of his departure from us or the regular expiration of the one year origination period; and

•	if there is a change of control of Arbor Commercial Mortgage within the first three years of the term of the management agreement, and he is no longer an affiliate of Arbor Commercial Mortgage and leaves us without good reason in that three year period, he will not engage in the structured finance lending business for one year after the date of his departure from us.

      Mr. Kaufman’s non-competition agreement also prohibits Mr. Kaufman from soliciting our customers or employees during its term.

Benefits Participation Agreement

      We have also entered into a benefits participation agreement with Arbor Commercial Mortgage, pursuant to which our employees are able to participate in any employee benefit plans maintained by Arbor Management for the benefit of Arbor Commercial Mortgage employees. Arbor Management charges us an amount equal to its cost of providing benefits to each of our employees.

Related Party Loans and Investments

      Arbor Commercial Mortgage has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At March 31, 2004, Arbor Commercial Mortgage’s investment in this joint venture was approximately $2.6 million. At March 31, 2004, we had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by our chief executive officer and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on one month London Inter-Bank Offered Rate (“LIBOR”) and matures in May 2006. We agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million, of which $7.8 million was funded as of March 31, 2004. The mezzanine financing requires interest payments based on one month LIBOR and matures in May 2006. This additional financing is secured by a second mortgage lien on the property. Interest income recorded from these loans was approximately $311,000, for the three months ended March 31, 2004.

      On July 1, 2003, we purchased two mezzanine loans, 130 West 30th Street and The Crossings, and a preferred equity investment, Dutch Village, which collectively represented $13.1 million in assets, based on the assets’ June 30, 2003 book value, from Arbor Commercial Mortgage. We used $6.7 million of the net proceeds of the private placement and assumed $6.4 million under our credit facilities in order to acquire these investments from Arbor Commercial Mortgage.

      Arbor Commercial Mortgage contributed four investments to us that are secured by properties in which Arbor Commercial Mortgage has a participating or joint venture interest in the borrower. Every transaction entered into between us and an entity in which Arbor Commercial Mortgage holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these investments include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on the investment and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.

      As of March 31, 2004, we had a $13.75 million first mortgage loan and a $1.2 million second mortgage loan (of which $1.16 million was funded as of March 31, 2004), each of which bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2005, outstanding to NSH Affordable Housing of Indiana, a not-for-profit corporation that holds and manages investment property from the endowment of North Shore Hebrew Academy High School. Two of our directors, Mr. Kaufman and Dr. Helmreich, are members of the board of trustees of North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc.

      Arbor Commercial Mortgage may from time to time provide permanent mortgage loan financing to clients of ours, which will be used to refinance bridge financing provided by us. We and Arbor Commercial Mortgage may also make loans to the same borrower or to borrowers that are under common control. Additionally, our policies and those of Arbor Commercial Mortgage may require us to enter into intercreditor agreements in situations where loans are made by us and Arbor Commercial Mortgage to the same borrower.

In addition, we may enter into future transactions with Arbor Commercial Mortgage with the approval of our independent directors.

Equity Investments in Our Borrowers

      In December 2003, we originated a $30 million mezzanine loan to 450 Partners Mezz III LLC and a $15 million mezzanine loan to 450 Partners Mezz II LLC. The $30 million loan bears interest at a fixed rate and the $15 million loan requires monthly interest payments based on one month LIBOR. Both loans mature in January 2006. At the closing of the loans, we made a $3 million investment in the entity that controls the borrowers and arranged for an additional $12 million of equity to be invested by third parties. In exchange for making the loans and arranging the equity investments, we received an approximately 24% profits participation in the property and we were designated the co-managing member of the entity that controls the property. We sold our $3 million equity investment in January 2004 and retained our profits participation and position as co-managing member.

      In December 2003, we originated a $35 million mezzanine loan to Prime Outlets Member LLC (“POM”). The loan requires monthly interest payments based on one month LIBOR and matures in January 2006. We also acquired, for a total consideration of $2.1 million, indirect equity interests in Prime Outlets Acquisition Company LLC, the indirect parent of POM, consisting of (1) 7.5% capital interest, (2) 25% carried profits interest after specified returns are achieved, and (3) a preferred distribution that when added to the interest paid by POM on the mezzanine loan, results in a combined return of 12.5%. The interests described in (2) and (3) are held through AR Prime Holdings LLC, in which we hold two-thirds of the ownership interests. Third parties own the remaining one-third.

      In June 2003, Arbor Commercial Mortgage invested approximately $818,000 in exchange for a 12.5% non-controlling interest in a joint venture, which owns and operates the properties located at 80 Evergreen and 930 Flushing Avenue. We purchased this investment from Arbor Commercial Mortgage in August 2003. As of December 31, 2003, we had the $4.8 million 80 Evergreen bridge loan, maturing in October 2006, and the $3.5 million 930 Flushing Avenue mezzanine loan, maturing in June 2006, outstanding to affiliates of these joint ventures.

Other Relationships and Related Transactions

      Mr. Fred Weber, our executive vice president of structured finance, continues to serve on Arbor Commercial Mortgage’s executive committee and provide services to Arbor Commercial Mortgage. Mr. Weber does not receive a salary from Arbor Commercial Mortgage but may receive production payments from Arbor Commercial Mortgage for originating loans on its behalf.

      Arbor Management, LLC, the managing member of Arbor Commercial Mortgage, loaned Mr. Herbst and Mr. Palmier $225,000 and $800,000, respectively for the purpose of financing a portion of each of their investments in the private placement in July 2003. Arbor Management’s loan to Mr. Herbst is secured by a pledge of his 0.5% membership interest in Arbor Commercial Mortgage. Arbor Management’s loan to Mr. Palmier is secured by a pledge of the 13,350 units he purchased in the private placement in July 2003. Arbor Management has also made additional loans to Mr. Herbst and Mr. Palmier in the amounts of $57,142 and $7,500, respectively, prior to the private placement. In addition, Arbor Management loaned Walter Horn, our general counsel and corporate secretary and one of our directors, and Mr. Weber $28,857 and $157,545, respectively, prior to the private placement. Arbor Management will not make any loans in the future to any of our directors, officers or employees and will not modify the terms of or extend the maturity date of any outstanding loans to our directors, executives officers and employees. The current policies and procedures of Arbor Commercial Mortgage and us do not allow for the lending of funds to any of our directors, officers or employees.

      One of our directors, Dr. Helmreich, has been retained as a part-time consultant in the capacity of chairman for Academic Affairs by North Shore Hebrew Academy since 2000. Prior to 2000, Dr. Helmreich was the president of North Shore Hebrew Academy. Our chairman and chief executive officer, Mr. Kaufman, and Dr. Helmreich are both members of the board of trustees of North Shore Hebrew Academy High School.

      In 2000 and 2001, Arbor Commercial Mortgage paid $65,394 and $85,000, respectively, for legal services rendered, to Pryor Cashman Sheaman & Flynn LLP, where Mr. Jonathan A. Bernstein, one of our directors, is of counsel.

      Concurrently with our initial public offering, we sold 500,000 shares of our common stock to Kojaian Ventures, L.L.C., of which the sole members are Mr. Kojaian, one of our directors, and Kojaian Ventures — MM, Inc., of which Mr. Kojaian is the sole stockholder, pursuant to a subscription agreement with Kojaian Ventures, L.L.C. that contained certain customary representations and warranties.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

      The board of directors, following the recommendation of the nominating/corporate governance committee, has recommended that Messrs. Bernstein and Martello be elected to serve on the board of directors, each until the annual meeting of stockholders for 2007 and until his successor is duly elected and qualifies. For certain information regarding each nominee, see “Board of Directors” above.

      Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, either nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the board of directors, unless the board of directors determines to reduce the number of directors in accordance with the Company’s charter and bylaws.

      Election of the director nominees named in this proposal requires the affirmative vote of a plurality of the shares of our voting securities cast in the election of directors at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the board of directors’ nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT AUDITORS

      The audit committee of our board of directors has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. The board has endorsed this appointment. Ernst & Young audited our consolidated financial statements for the fiscal year ended December 31, 2003, our first year of operations. A representative of Ernst & Young is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

      Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our bylaws or otherwise. However, the board is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of Ernst & Young as our independent auditors for fiscal year 2004 requires the affirmative vote of a majority of the shares of our voting securities cast on the proposal at the annual meeting.

      If this selection is not ratified by our stockholders, the audit committee and the board may reconsider its recommendation and endorsement, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Arbor and its stockholders.

Independent Accountants’ Fees

      Aggregate fees for professional services rendered for us by Ernst & Young and its affiliates for the fiscal year ended December 31, 2003 were as follows:

Audit Fees	$133,820
Audit-Related Fees	0
Tax Fees	0
All Other Fees	0

Total	$133,820

      The Audit Fees billed were for professional services rendered for the audit of our consolidated financial statements for the fiscal year ended December 31, 2003 and for other attest services, including issuance of consents and review of our registration statement on Form S-11 and other documents filed with the SEC in connection with our initial public offering., for that fiscal year.

      There were no other Audit-Related Fees incurred for the fiscal year ended December 31, 2003.

      There were no Tax Fees for the fiscal year ended December 31, 2003.

      There were no All Other Fees incurred for the fiscal year ended December 31, 2003.

Audit Committee Pre-Approval Policy

      In accordance with applicable laws and regulations, the audit committee reviews and pre-approves any non-audit services to be performed by Ernst & Young to ensure that the work does not compromise its independence in performing audit services. The audit committee also reviews and pre-approves all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee.

      The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Ernst & Young during 2003 under such provision.

Change in Accountants

      Grant Thornton LLP was previously the independent accounting firm engaged as the principal accountant to audit the consolidated financial statements of the structured finance business of Arbor Commercial Mortgage and its subsidiaries. On December 15, 2003, we dismissed Grant Thornton. The decision to change accountants was recommended by the audit committee of our board of directors and approved by our board of directors.

      We were formed on June 24, 2003. Since our formation until December 15, 2003, the date of Grant Thornton’s dismissal, and in connection with the audit of the consolidated financial statements of the structured finance business of Arbor Commercial Mortgage and its subsidiaries as of December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, consolidated financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Also, during such periods there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

      The audit report of Grant Thornton on the consolidated financial statements of the structured finance business of Arbor Commercial Mortgage and its subsidiaries as of December 31, 2002 and 2001 and for each of the two years ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” RATIFICATION OF THE SELECTION OF
ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS
FOR FISCAL YEAR 2004.

PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE

COMPANY’S 2003 OMNIBUS STOCK INCENTIVE PLAN TO AUTHORIZE FOR ISSUANCE
AN ADDITIONAL 250,000 SHARES OF OUR COMMON STOCK

      We are asking the Company’s stockholders to approve the Company’s 2003 Omnibus Stock Incentive Plan, as amended and restated (as amended and restated, the “Stock Incentive Plan”), to increase the total number of shares of our common stock authorized and reserved for issuance under the Stock Incentive Plan by 250,000 shares. Following approval of the Stock Incentive Plan, the total number of shares authorized and reserved for future issuance under the Stock Incentive Plan will not exceed 435,000 shares.

      As of June 24, 2004, 147,166 shares of our common stock subject to restricted stock awards were outstanding and 37,834 shares remained available for future grants. The board of directors believes that the Company’s stock incentive program is an important factor in attracting and retaining the high caliber employees and other service providers essential to the Company’s success and in aligning those individuals’ long-term interests with those of our stockholders. Therefore, the board of directors has amended the Stock Incentive Plan, subject to the approval of the Company’s stockholders, to increase by 250,000 shares the maximum aggregate number of shares with respect to which awards may be granted under the Stock Incentive Plan. The amendment is intended to ensure that the Stock Incentive Plan will have available the number of shares necessary to meet these needs, and the board of directors believes that approval of the Stock Incentive Plan is in the best interests of the Company and its stockholders.

      The material features of the Stock Incentive Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Stock Incentive Plan, reflecting the proposed amendment, which is attached as Appendix B to this proxy statement.

General

      Restricted stock awards may be granted under the Stock Incentive Plan. A total of 185,000 shares of the Company’s common stock was originally reserved for issuance pursuant to awards under the Stock Incentive Plan, subject to adjustment upon certain corporate transactions. Upon stockholder approval of the Stock Incentive Plan, the total number of shares reserved for issuance will be 435,000. If any shares subject to an award are forfeited, the forfeited shares that were subject to the award will become available for future grants under the Stock Incentive Plan.

      As of June 24, 2004, the per share closing price of the Company’s common stock was $20.23 as reported on the New York Stock Exchange on such date.

Purpose

      The purpose of the Stock Incentive Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to employees and other service providers that are linked directly to increases in stockholder value, and will therefore inure to the benefit of all of the Company’s stockholders.

Administration

      The Stock Incentive Plan is administered by the Company’s board of directors or, at the board’s discretion, by a committee appointed by the board (each, the “plan administrator”). The plan administrator has the authority to grant awards and otherwise administer the Stock Incentive Plan. All decisions made by the plan administrator pursuant to the provisions of the Stock Incentive Plan are final, conclusive and binding upon all persons.

Eligibility

      Officers, directors, employees, consultants (including employees of Arbor Commercial Mortgage who provide services to the Company) and advisors of the Company, its parent or subsidiaries are eligible to receive awards under the Stock Incentive Plan. As of June 24, 2004, there were approximately 30 individuals eligible to receive awards under the Stock Incentive Plan.

Restricted Stock

      A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the plan administrator may determine in its sole discretion. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the plan administrator may determine.

      Restricted stock awards may be issued either alone or in addition to other awards granted under the Stock Incentive Plan. The recipient of a restricted stock award does not have any rights with respect to any such award until he or she has executed an award agreement evidencing the award and delivered an executed copy to the Company generally within a period of 60 days after the grant date.

      Except to the extent restricted under the award agreement relating to the restricted stock, the recipient of a restricted stock award generally has all of the rights of a stockholder. The rights of a restricted stock award recipient upon termination of employment or service is as set forth in the award agreement governing such award and the terms of the award agreement may differ from award to award. The Company’s restricted stock awards generally provide that upon cessation of employment with or service to the Company, shares of restricted stock and any and all accrued but unpaid dividends that at the time have not been released from restrictions will be forfeited.

Adjustments Upon Certain Corporate Transactions

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Company’s common stock, the plan administrator shall determine to what extent an equitable substitution or proportionate adjustment shall be made in (1) the aggregate number of shares of the common stock reserved for issuance under the Stock Incentive Plan, and (2) the kind, number and purchase price of shares of the common stock subject to outstanding awards of restricted stock granted under the plan. Other substitutions or adjustments shall be made as determined in the plan administrator’s discretion, including the cancellation of any outstanding awards in exchange for payment in cash or other property.

Effect of a Change in Control

      The treatment of restricted stock awards in the event of a change in control of the Company is as set forth in the award agreement governing such award, which treatment may vary from award to award. The Company’s restricted stock agreements generally provide that all restrictions lapse as of the date of the change in control. The definition of a “change in control” is provided in the restricted stock agreement and may vary from award to award. Generally a “change in control” will occur upon the occurrence of one of the following events:

•	a person is or becomes the owner of 25% or more of the voting stock of the Company;

•	directors serving on the board on the date of the award agreement and any new directors whose election or nomination is approved or recommended by at least a two-thirds vote of the directors then still in office who either were directors on the date of the award agreement or whose election or nomination was previously so approved or recommended, cease to constitute a majority of directors;

•	consummation of a merger or consolidation of the Company or any subsidiary with any other corporation; or

•	approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets.

Amendment and Termination

      The Company’s board of directors may amend, alter or discontinue the Stock Incentive Plan but cannot take any action that would impair the rights of an award recipient without such recipient’s consent. To the extent necessary and desirable, the board of directors must obtain approval of the stockholders for any amendment that would: (a) other than through adjustment as provided in the Stock Incentive Plan, increase the total number of shares of our common stock reserved for issuance under the Stock Incentive Plan; or (b) change the class of officers, directors, employees, consultants and advisors eligible to participate in the Stock Incentive Plan. The plan administrator may amend the terms of any award granted under the Stock Incentive Plan, prospectively or retroactively but generally may not impair the rights of any award recipient without his or her consent.

      The Stock Incentive Plan will terminate on June 25, 2013, provided that any awards then outstanding under the Stock Incentive Plan may extend beyond that date.

New Plan Benefits

      The Company cannot determine the number of restricted stock awards under the Stock Incentive Plan, if approved, that will be granted in 2004 because these grants will be made at the discretion of the plan administrator and, accordingly, are not yet determinable.

Vote Required for Approval of the Amendment and Restatement of the Stock Incentive Plan

      Approval of the amendment and restatement of the Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities; provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the Stock Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. If stockholder approval of the amendment and restatement of the Stock Incentive Plan is not obtained, then no issuances pursuant to the Stock Incentive Plan will be made that, when combined with the number of shares previously issued pursuant to the plan and not otherwise forfeited, exceeds in the aggregate 185,000 shares of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2003 OMNIBUS STOCK INCENTIVE PLAN TO AUTHORIZE FOR ISSUANCE AN ADDITIONAL 250,000 SHARES OF OUR COMMON STOCK

EQUITY COMPENSATION PLAN INFORMATION

      The following table presents information about our Stock Incentive Plan, which is our only equity compensation plan, as of December 31, 2003:

	Number of Securities to be	Weighted Average
	Issued Upon Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
Plan Category	Warrants and Rights	Warrants and Rights	for Future Issuance

Equity compensation plans approved by security holders:
2003 Omnibus Stock Incentive Plan	0	N/A	35,500
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	0	N/A	35,500

STOCKHOLDER PROPOSALS FOR 2005

      Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our nominating/ corporate governance committee and our board. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2005 annual meeting of stockholders if they are received by Arbor on or before February 27, 2005. Stockholder proposals must be directed to the General Counsel and Corporate Secretary, Arbor Realty Trust, Inc., at 333 Earle Ovington Boulevard, Uniondale, New York 11553. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by Arbor not later than the last date for submission of stockholder proposals under our bylaws. In order for a proposal to be “timely” under our bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of our bylaws, not later than March 31, 2005 and not earlier than March 1, 2005; provided, however, in the event that mailing of the notice for the 2005 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after June 29, 2005, a proposal by a stockholder to be timely must be delivered not earlier than the 120th day prior to the date that mailing of the notice for such meeting is first made and not later than the close of business on the later of (1) the 90th day prior to the date that mailing of the notice for such meeting is first made and (2) the tenth day following the date on which public announcement of the date of the 2005 annual meeting of stockholders is first made.

OTHER MATTERS

      Our board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,

Walter K. Horn
General Counsel and Corporate Secretary

June 24, 2004

Uniondale, New York

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF
ARBOR REALTY TRUST, INC.

I.	Purpose of the Committee

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Arbor Realty Trust, Inc. (the “Corporation”) is to provide assistance to the Board in fulfilling its duties with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

II.	Composition of the Committee

      The Committee shall consist of three or more directors as determined from time to time by the Board upon recommendation of the Nominating/ Corporate Governance Committee. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the “NYSE”), the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder and any additional requirements that the Board deems appropriate.

      No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual report on Form 10-K or annual proxy statement

      The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

      Any vacancy on the Committee shall be filled by a vote of the majority of the directors present at a meeting of the Board at which a quorum is present. No member of the Committee shall be removed except by a vote of the majority of the directors present at a meeting of the Board at which a quorum is present.

      Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert,” as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”).

III.	Meetings of the Committee

      The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the person responsible for the Corporation’s internal audit function and (iii) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

      A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      The Committee shall maintain minutes of its meetings and records relating to those meetings.

IV.	Duties and Responsibilities of the Committee

      In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE, or any other applicable regulatory authority:

Selection, Evaluation and Oversight of the Auditors

      (a) Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation’s Annual Report on Form 10-K is referred to herein as the “independent auditors”);

      (b) Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation’s management, if desired). The Committee shall approve in advance all audit and permitted non-audit services. The Committee may also designate the chairperson of the Committee to grant approval of audit and permitted non-audit services. Such person shall report such approval to the Committee at the next scheduled meeting.

      (c) Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

      (d) Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(i) the independent auditors’ internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

      The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

      (e) Evaluate the independence of the Corporation’s independent auditors by, among other things:

(i) monitoring compliance by the Corporation’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(ii) monitoring compliance by the Corporation of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

(iii) engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

Oversight of Annual Audit and Quarterly Reviews

      (f) Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

      (g) Review with management, the Corporation’s independent auditors and the person responsible for the Corporation’s internal audit function, the following information which is required to be reported by the independent auditor:

(1) all critical accounting policies and practices to be used;

(2) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(3) all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences.

      (h) Review with management, the Corporation’s independent auditors and, if appropriate, the person responsible for the Corporation’s internal audit function, the following:

(i) the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

(ii) major issues regarding accounting principles and financial statements presentations, including any significant changes in the Corporation’s selection or application of accounting principles;

(iii) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements; and

(iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

      (i) Resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

      (j) Review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

Oversight of the Financial Reporting Process and Internal Controls

      (k) Review:

(i) the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Corporation’s internal audit function, through inquiry and discussions with the Corporation’s independent auditors, management and the person responsible for the Corporation’s internal audit function;

(ii) the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation’s Annual Report on Form 10-K as required by the rules of the SEC; and

(iii) the Committee’s level of involvement and interaction with the Corporation’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

      (l) Review with the Corporation’s chief executive officer, chief financial officer and independent auditors, periodically, the following:

(i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

      (m) Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation, including the internal auditing department or the entity responsible for the Corporation’s internal audit function, assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

      (n) Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign additional internal audit projects to the person responsible for the Corporation’s internal audit function;

      (o) Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

      (p) Receive periodic reports from the Corporation’s independent auditors, management and the person responsible for the Corporation’s internal audit function to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

      (q) Review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K;

      (r) Establish and maintain free and open means of communication between and among the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department (or entity responsible for the Corporation’s internal audit function) and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

      (s) Review the type and presentation of information to be included in the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

Miscellaneous

      (t) Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

      (u) Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Corporation;

      (v) Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

      (w) Review and approve in advance any services provided by the Corporation’s independent auditors to the Corporation’s executive officers or members of their immediate family;

      (x) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

      (y) Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Corporation or any of its subsidiaries, or reports made by the Corporation’s chief executive officer or general counsel in relation thereto;

      (z) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

      (aa) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function; and

      (bb) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.	Evaluation of the Committee

      The Committee shall, on an annual basis and in coordination with the Nominating/ Corporate Governance Committee, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

      The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

VI.	Investigations and Studies; Outside Advisers

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary.

* * *

      While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

      In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent knowledge which would cause such reliance to be unwarranted.

      Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

* * *

APPENDIX B: ARBOR REALTY TRUST, INC. 2003 OMNIBUS

STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

ARBOR REALTY TRUST, INC.

2003 OMNIBUS STOCK INCENTIVE PLAN

(As Proposed to be Amended and Restated)

Section 1.     General Purpose of Plan; Definitions.

      The name of this plan is the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended (the “Plan”). The Plan was adopted by the Board (defined below) on June 25, 2003 and approved by the stockholders of the Company (defined below) on July 1, 2003, and was subsequently approved by the Board on June 23, 2004 to be amended and restated, subject to the approval of the Company’s stockholders. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants (defined below) that are linked directly to stockholder value and will therefore inure to the benefit of all stockholders of the Company.

      For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

(b) “Award” means any award under the Plan.

(c) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(f) “Committee” means any committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(g) “Common Stock” means the common stock, par value $.01 per share, of the Company.

(h) “Company” means Arbor Realty Trust, Inc., a Maryland corporation (or any successor corporation).

(i) “Disability” means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant’s work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

(j) “Eligible Recipient” means an officer, director, employee, consultant (including employees of the Manager who provide services to the Company) or advisor of the Company or of any Parent or Subsidiary.

(k) “Fair Market Value” as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

(l) “Manager” means Arbor Commercial Mortgage, LLC, a New York limited liability company.

(m) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(n) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive awards of Restricted Stock.

(o) “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 6 below.

(p) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 and 4, and any successor security.

(q) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.     Administration.

      The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority:

(a) to select those Eligible Recipients who shall be Participants;

(b) to determine whether and to what extent awards of Restricted Stock are to be granted hereunder to Participants;

(c) to determine the number of Shares to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder; and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing awards of Restricted Stock granted hereunder.

      The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and to otherwise supervise the administration of the Plan.

      All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.	Shares Subject to Plan.

      The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 435,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      To the extent that any Shares subject to any award of Restricted Stock are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

Section 4.	Corporate Transactions.

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Stock granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 5.	Eligibility.

      Eligible Recipients shall be eligible to be granted awards of Restricted Stock or other awards. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients.

Section 6.	Restricted Stock.

      Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period (as defined in Section 6(b)) applicable to awards of Restricted Stock. The Administrator may also condition the grant of the award of Restricted Stock upon any such criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(a) Awards and Certificates. The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a “Restricted Stock Award Agreement”) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 6(b), each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(b) Restrictions and Conditions. The awards of Restricted Stock granted pursuant to this Section 6 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.

(ii) Except as provided in Section 6(b)(i), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(iii) The rights of Participants granted awards of Restricted Stock upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement governing such Awards.

Section 7.	Amendment and Termination.

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. To the extent necessary and desirable, the Board shall obtain approval of the stockholders (as described below), for any amendment that would:

(a) except as provided in Sections 3 or 4 of the Plan, increase the total number of Shares reserved for issuance under the Plan; or

(b) change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan.

      The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 8.	Unfunded Status of Plan.

      The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 9.	General Provisions.

      (a) Shares shall not be issued pursuant to any Award granted hereunder unless such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

      All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

      (c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

      (d) Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Plan shall be conditional on the Participant’s making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

      (e) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 10.	Stockholder Approval; Effective Date of Plan.

      (a) The grant of any Award hereunder shall be contingent upon stockholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

      (b) Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of June 25, 2003 (the “Effective Date”).

Section 11.	Term of Plan.

      No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 12.	Governing Law.

      This Plan and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

APPENDIX C: FORM OF PROXY

Preliminary Copy — Subject to Completion

FORM OF PROXY CARD

ARBOR REALTY TRUST, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 2004

The undersigned stockholder of Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Frederick C. Herbst, John C. Kovarik and Fred Weber, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, July 29, 2004 at 1:00 p.m., local time, at The Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York and any postponements or adjournments thereof, and to vote all shares of voting securities of the Company which the undersigned would be entitled to vote if personally present thereat, with all powers that the undersigned would have if personally present thereat.

      This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

*************

ANNUAL MEETING OF STOCKHOLDERS OF

ARBOR REALTY TRUST, INC.

July 29, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

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Proposal 1.	Election of directors to serve on our Board of Directors. Nominees: Jonathan A. Bernstein o Joseph Martello o

FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here       ●

Proposal 2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3.	Approval of an amendment and restatement of the Company’s 2003 Omnibus Stock Incentive Plan to authorize for issuance an additional 250,000 shares of our common stock

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.	To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

This proxy, when properly executed, will be voted in the manner directed below. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of Arbor’s Annual Report to Stockholders for the fiscal year ended December 31, 2003 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your name or name(s) appear on this Proxy. When shares are held jointly, each holders should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in authorization name by authorized person.

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